Amendment to Advisory Board Agreement

This Amendment (the “Amendment”) is made by and between Lans Holdings, Inc. a Nevada corporation (the “Company”) and Dave Christensen of Enterprise Technology Consulting, Inc. (the “Advisor”) parties to the agreement ADVISORY BOARD AGREEMENT dated September 17, 2015 (the “Agreement”). The effective date of this Amendment is September 17, 2016.

WHEREAS, the Company and Advisor previously entered into an amendment to the Agreement on January 1, 2016; and

WHEREAS, the Company and Advisor desire to amend the Agreement to extend the term of the Agreement for six (6) months;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.       Exhibit A of the Agreement will be amended to extend the term of the Agreement for six (6) months following the date of this Amendment.

2.       In all other respects, the remaining terms, covenants, conditions and provisions of the Agreement shall continue in full force and effect to the extent provided in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Lans Holding, Inc. By: /s/ Trevor Allen Trevor Allen, CEO	Dave Christensen of Enterprise Technology Consulting, Inc. By: /s/ David Christensen David Christensen